                     FIFTH AMENDMENT TO LOAN AGREEMENT AND
                     -------------------------------------
                       AMENDMENT TO GUARANTY AGREEMENTS
                       --------------------------------

          This Fifth Amendment to Loan Agreement and Amendment to Guaranty Agreements is hereby made and entered into as of the 30th day of April, 1997, by and between NationsBank of Tennessee, N.A., a national banking association (hereinafter referred to as "Lender") and Miller Industries, Inc., a Tennessee corporation, (hereinafter referred to as "Borrower") and Century Holdings, Inc. ("Century Holdings"), a Tennessee corporation and a wholly-owned subsidiary of Borrower, Champion Carrier Corporation ("Champion"), a Delaware corporation and a wholly-owned subsidiary of Century Holdings, Miller Industries Towing Equipment, Inc. f/k/a Century Wrecker Corporation and Century Finance Group, Inc. ("Towing Equipment"), a Delaware corporation and a wholly-owned subsidiary of Century Holdings and Miller Industries International, Inc. ("International") (Century Holdings, Champion, Towing Equipment and International are collectively hereinafter referred to as "Guarantors");

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Lender, Century Wrecker Corporation, Century Holdings and Champion, as Guarantors, and Miller Industries, Inc., as Borrower, entered into a Loan Agreement dated June 28, 1994 (hereinafter referred to as the "Loan Agreement") whereby Lender agreed to loan to Borrower up to Fifteen Million Dollars ($15,000,000) (hereinafter referred to as the "Loan"), and whereby Century Holdings, Champion and Century Wrecker Corporation agreed to guarantee all of the Obligations (as that term is defined in the Loan Agreement) of the Borrower to Lender by each separately executing Guaranty Agreements (hereinafter referred to as the "Guaranty Agreements"); and

          WHEREAS, pursuant to an Amendment to Certain Loan Documents dated December 30, 1994, by and between Lender and Miller Industries Towing Equipment, Inc. f/k/a Century Wrecker Corporation and Century Finance Group, Inc., the Loan Agreement was amended to reflect the merger of Century Wrecker Corporation and Century Finance Group, Inc. and the name change of the merged entities to Miller Industries Towing Equipment, Inc., to recognize the liability and obligation of Miller Industries Towing Equipment, Inc., as a Guarantor under the Loan Agreement and Loan Documents in the place of Century Wrecker Corporation and to amend Section 7.6 of the Loan Agreement to allow the merger and name change; and
      -----------

          WHEREAS, on or about March 30, 1995, the Lender, Borrower and Century Holdings, Champion and Towing Equipment, as Guarantors, entered into a Second Amended Loan Agreement whereby the interest rate payable by Borrower to Lender on the Revolving Line of Credit was amended; and

          WHEREAS, on or about December 29, 1995, Lender, Borrower and Guarantors entered into a Third Amended Loan Agreement and Amendment to Guaranty Agreements whereby the amount of indebtedness under the Loan was increased from $15,000,000 to an amount up to $25,000,000, the interest rate was amended, the financial covenants were revised, the Guarantors affirmed and confirmed their guaranty of the Obligations of Borrower to Lender including the increase in the indebtedness to an amount up to $25,000,000 and Guarantor International agreed to guarantee all of the Obligations of Borrower to Lender and to be bound by the terms of the Loan Agreement and all amendments thereto; and

          WHEREAS, on or about February 29, 1996, Lender, Borrower and Guarantors entered into a Fourth Amended Loan Agreement whereby the Loan Agreement was amended to add that an event of default under the $700,000 loan from Lender to Guarantor Champion constituted an event of default under the Loan Agreement; and

          WHEREAS, Lender, Borrower and Guarantors desire to enter into this Fifth Amendment to Loan Agreement and Amendment to Guaranty Agreements to increase the amount of indebtedness under the Revolving Line of Credit Note, to extend the maturity date, to amend the interest rate, to revise financial covenants, to revise reporting requirements and to make other amendments that will be set forth more particularly herein, and to affirm and confirm the guaranty of the Guarantors of the increase in the amount of the indebtedness from $25,000,000 to $50,000,000;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:

1.   The Loan Agreement as amended, is hereby further amended as follows:

     (a) Any reference in the Loan Agreement, or in any amendment thereto, to the term "Termination Date" or "Maturity Date" shall now mean September 1, 1998.

     (b) Any reference in the Loan Agreement, or in any amendment thereto, to $25,000,000 as the maximum aggregate principal amount outstanding under the Revolving Line of Credit shall be deleted and the amount of $50,000,000 shall be inserted in its place.

     (c)  The definition of "Applicable LIBOR Rate Margin" set forth in Section
                                                                        -------
          1.1 of the Loan Agreement, as amended in the Second Amended Loan
          ---
          Agreement and the Third Amended Loan Agreement, shall be amended and restated in its entirety as follows:

          "Applicable LIBOR Rate Margin" shall mean eighty (80) basis points.

     (d)  Section 2.3(a) regarding the interest rate shall be amended and
          --------------
          restated in its entirety as follows:

          Section 2.3.  Interest Rate, Payment Date and Default Rate.
                        ---------------------------------------------

          (a) The Revolving Line of Credit Note shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate plus the applicable LIBOR Rate Margin (80 basis points).

          Section 2.3(b) and Section 2.3(c) shall remain unchanged as set forth
          --------------     --------------
          in the Loan Agreement.

     (e)  Section 2.5 shall be amended and restated in its entirety as follows:
          -----------

          Section 2.5. Use of Proceeds. Borrower shall use the proceeds of the
                       ----------------
          Revolving Line of Credit Note for short term working capital needs, bridge financing for acquisitions and issuance, amendment or modification of stand-by letters of credit not to exceed a one year tenure.

     (f)  Section 6.2 entitled Financial Statements, as amended in the Third
          -----------          --------------------
          Amended Loan Agreement, shall be amended and restated in its entirety as follows:

          Section 6.2. Financial Statements. Furnish to Lender (i) as soon as
                       --------------------
          practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and Guarantors as of the close of such fiscal year, and an income statement prepared in accordance with generally accepted accounting principals on an audited basis by an independent certified public accountant acceptable to the Lender, including statements of financial condition, income, cash flows and changes in shareholders' equity; (ii) within the same time frame as (i) above, a covenant calculation certificate for the period ending with the fiscal year;
          (iii) within forty-five (45) days after each quarterly period of each fiscal year of Borrower, internally prepared financial statements of the Borrower, including a balance sheet and income statement and a covenant compliance calculation certificate; (iv) promptly upon receipt thereof, copies of all financial reports, in addition to those provided pursuant to clauses (i), (ii) and (iii) hereinabove, submitted to Borrower and Guarantors by independent certified public accountant; and (v) with reasonable promptness such other data as Lender may request.

     (g)  Section 7.1 of the Loan Agreement entitled Financial Condition
          -----------                                -------------------
          Covenants shall be amended as follows:
          ---------

          Section 7.1(a) entitled Maintenance of Consolidated Net Worth shall be
          --------------          -------------------------------------
          deleted in its entirety.

          Section 7.1(b) entitled Maintenance of Consolidated Working Capital
          --------------          -------------------------------------------
          shall be amended and restated in its entirety as follows:

               (b) Maintenance of Consolidated Working Capital. Permit
                   -------------------------------------------
               Consolidated Working Capital to be less than $20,000,000 at any time.

          Section 7.1(c) entitled Ratio of Total Liabilities to Tangible Net
          --------------          ------------------------------------------
          Worth shall be deleted in its entirety and replaced with the
          -----
          following:

               (c) Total Debt to Tangible Net Worth. Permit the ratio of
                   --------------------------------
               Consolidated Total Liabilities to Consolidated Tangible Net Worth to be greater than 1.09 as of the end of each of Borrower's fiscal quarter.

          Section 7.1(d) entitled Consolidated Debt Coverage shall be deleted
          --------------          --------------------------
          and replaced with the following:

               (d) Fixed Charge Ratio.  Permit the Fixed Charge Ratio to be less
                   -------------------
               than 2 as of the end of each fiscal quarter. Fixed Charge Ratio is defined as earnings before interest, taxes, depreciation, amortization and rents divided by cash interest expense for the applicable period plus scheduled funded debt payments for the applicable period plus dividends and rents.

          Section 7.1(e) entitled Maintenance of Profitability shall be amended
          --------------          ----------------------------
          and restated in its entirety as follows:

               (e) Maintenance of Profitability. Permit Consolidated Net Income
                   ----------------------------
               to be less than $1,000,000 as of the end of each fiscal year.

          Section 7.1(f) entitled Funded Debt Ratio shall be added to Section
          --------------          -----------------                   -------
          7.1 and shall state as follows:
          ---

               (f) Funded Debt Ratio. Permit the ratio of total funded debt to
                   -----------------
               earnings before interest, taxes, depreciation and amortization to be greater than 3.15 as of the end of each fiscal quarter.

     (h)  Section 7.6, as amended by the Amendment to Certain Loan Documents,
          -----------
          entitled Merger, Name Change shall be amended and restated in its
                   -------------------
          entirety as follows:

          Section 7.6. Merger. Name Change. Merge or consolidate with any other
                       -------------------
          entity, or change their name, other than a merger between Guarantors, or between a Guarantor and other affiliate or subsidiary of Borrower or affiliate or subsidiary of any of the Guarantors and subsequent name change pursuant to such merger; provided, however, Borrower,
                                               --------  -------
          Guarantors, or any subsidiary thereof, may merge with, consolidate with or acquire the stock or substantially all of the assets of another entity, but only if the aggregate purchase price of each such merger, consolidation or acquisition shall not exceed $10,000,000 in value.

2. Borrower and Guarantors hereby affirm and confirm that the representations and warranties contained in Article IV of the Loan Agreement remain in full
                                 ----------
     force and effect
     and such representations and warranties contained in Article IV are hereby
                                                          ----------
     incorporated by reference as if fully restated herein.

3. The Guarantors, by executing this Fifth Amendment to Loan Agreement and Amendment to Guaranty Agreements hereby amend the Guaranty Agreements, including the Guaranty Agreement executed by International dated December 29, 1995, to affirm and confirm their guaranty of the Obligations (as defined in the Loan Agreement, as amended from time to time) of Borrower to Lender and specifically to affirm and confirm each Guarantor's guaranty of the increase in the indebtedness of Borrower to Lender from $25,000,000 to an amount up to $50,000,000.

4. All of the terms and conditions of the Loan Agreement and all amendments thereto, the Guaranty Agreements, including the Guaranty Agreement executed by International dated December 29, 1995, and any amendments thereto, not specifically amended herein, are hereby incorporated herein by reference and are confirmed by the Borrower and Guarantors to remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              NATIONSBANK OF TENNESSEE, N.A.

                              By:    /s/ Adam Dunayer
                                 -----------------------------
                              Title: Vice President, CFO
                                    --------------------------

                                                     LENDER

                              CENTURY HOLDINGS, INC.

                              By:    /s/ Jeffrey Badgley
                                 -----------------------------
                              Title: Director
                                    --------------------------

                                                     GUARANTOR

                              CHAMPION CARRIER CORPORATION

                              By:    /s/ Jeffrey Badgley
                                 -----------------------------
                              Title: Director
                                    --------------------------

                                                     GUARANTOR

                              MILLER INDUSTRIES INTERNATIONAL, INC.

                              By:    /s/ Jeffrey Badgley
                                 -----------------------------
                              Title: Director
                                    --------------------------

                                                     GUARANTOR

                              MILLER INDUSTRIES TOWING
                              EQUIPMENT, INC. f/k/a Century Wrecker
                              Corporation and Century Finance Group, Inc.

                              By:    /s/ David Tatum
                                 -----------------------------
                              Title: Vice President of Finance
                                    --------------------------

                                                     GUARANTOR

                              MILLER INDUSTRIES, INC.

                              By:    /s/ Adam Dunayer
                                 -----------------------------
                              Title: Vice President, CFO
                                    --------------------------

                                                     BORROWER